Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-154449 and No. 333-175733), Form S-4 (No. 333-97727 and No. 333-117914), and Form S-8 (Nos. 333-64179, 333-87593, 333-41944, 333-58046, 333-97729, 333-100426, 333-107832, 333-117913, 333-127971, 333-129072, 333-136118, 333-140942, 333-143880, 333-149131, 333-149132, 333-151851, 333-155314, 333-159778, 333-165438, 333-168295, 333-171154, 333-174242, 333-175416, 333-175417, 333-176477, 333-176663, 333-178369, 333-181535, 333-181539, 333-192514, 333-193299, 333-195987) of eBay Inc. of our report dated January 31, 2014, except with respect to the change in segments as discussed in Note 5 to the consolidated financial statements, as to which the date is July 18, 2014, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 8-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
July 18, 2014